EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
rfisher@emdeon.com	jnewman@emdeon.com
201-414-2002	212-624-3912
EMDEON ANNOUNCES FIRST QUARTER RESULTS
EMDEON REPORTS RECORD REVENUE AND ADJUSTED EBITDA
EMDEON NET INCOME INCREASES 67% FROM A YEAR AGO
ELMWOOD PARK, NJ (May 4, 2006) – Emdeon Corporation (NASDAQ: HLTH) today announced financial results for the quarter ended March 31, 2006.
Kevin Cameron, Chief Executive Officer of Emdeon, said: “I am pleased with our results for the quarter. Our execution is improving and many of the process improvements and new product initiatives we recently focused on are beginning to drive results.”
Key Financial Highlights
Revenue for the first quarter was $339.1 million compared to $303.9 million in the prior year period, an increase of 11.6%. Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) for the first quarter was $54.2 million or $0.18 per share compared to $39.3 million or $0.12 per share a year ago, an increase of 37.9%. Net income for the first quarter was $16.4 million or $0.06 per share compared to net income of $9.8 million or $0.03 per share a year ago, an increase of 66.8%. Net income for the first quarter includes $12.5 million of non-cash stock compensation expense, compared to $1.7 million a year ago, reflecting the January 1, 2006 adoption of SFAS 123R.
As of March 31, 2006, Emdeon had approximately $376.8 million in cash and short-term investments on a consolidated basis, including $132.8 million in cash and short-term investments held by WebMD Health Corp., its 85.8% owned subsidiary.
Segment Operating Results
Emdeon Business Services segment revenue was $201.2 million for the first quarter compared to $185.7 million in the prior year period, an increase of 8.3%. The increase in Emdeon Business Services revenue was attributable to strong performance in our remittance and payment, patient statement, provider and ViPS businesses and the impact of the January 8, 2006 US Postal Service rate increase. Segment Adjusted EBITDA was $43.2 million compared to $38.3 million in the prior year period, an increase of 12.9%. Operating margins increased to 21.5% compared to 20.6% a year ago primarily as a result of higher revenue and the continued achievement of operating efficiencies and cost savings.

Emdeon Practice Services segment revenue was $75.7 million for the first quarter compared to $73.0 million in the prior year period, an increase of 3.7%. Segment Adjusted EBITDA was $10.2 million compared to $4.4 million in the prior year period, an increase of 131.4%. Operating margins increased from 6% in the prior year period to 13.4% as a result of changes in revenue mix and improvements in our delivery and service infrastructure.
As previously announced on May 2, 2006, WebMD segment revenue was $50.1 million for the first quarter compared to $33.6 million in the prior year period, an increase of 49.1%, driven by continued growth in online services. Segment Adjusted EBITDA was $6.5 million compared to $3.2 million in the prior year, primarily as a result of the increase in revenues.
Porex segment revenue was $20.6 million for the first quarter compared to $19.9 million in the prior year period. Segment Adjusted EBITDA for the first quarter was $5.6 million compared to $5.4 million in the prior year period.
Financial Guidance
A schedule outlining the Company’s financial guidance is being furnished as an exhibit to a Current Report on Form 8-K being filed by the Company today with the Securities and Exchange Commission.
Analyst and Investor Conference Call
As previously announced, Emdeon will hold a conference call with investors and analysts to discuss these results at 4:45 pm (eastern) on May 4, 2006. The call can be accessed at www.emdeon.com (in the About Emdeon section). A replay of the audio webcast will be available at the same web address.
ABOUT EMDEON
Emdeon (Nasdaq: HLTH) is a leading provider of business, technology and information solutions that transform both the financial and clinical aspects of healthcare delivery. At the core of Emdeon’s vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable knowledge at the right time and place and to improve healthcare quality.
Emdeon Business Services provides revenue cycle management and clinical communication solutions that enable payers, providers and patients to improve healthcare business processes. Emdeon Practice Services provides physician practice management and electronic health record software and services that increase practice efficiency and enhance patient care. WebMD (Nasdaq: WBMD) provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected from acquisitions or other transactions, from deployment of new or updated technologies, products, services or applications or from other potential sources of additional revenue; and explorations regarding possible transactions or other alternatives with respect to Emdeon Business Services and Emdeon Practice Services. These statements speak only as of the date of this release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our ability to develop and maintain relationships with healthcare industry participants, including healthcare payers and providers and vendors of services to those payers and providers; difficulties in integrating acquired businesses; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); our ability to attract and retain qualified personnel; and uncertainties regarding the outcome of the process of exploring alternatives with respect to Emdeon Business Services and Emdeon Practice Services and its effects on those segments. Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.
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This press release includes both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: our company’s earnings before restructuring, interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”); and related per share amounts. We believe that those non-GAAP measures, and changes in those measures, are meaningful indicators of our company’s performance and provide additional information that our management finds useful in evaluating such performance and in planning for future periods. Accordingly, we believe that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. The tables attached to this press release include a reconciliation of historical non-GAAP financial measures to historical GAAP financial measures. The guidance summary being furnished as an exhibit to a Current Report on Form 8-K we are filing with the SEC today includes a reconciliation of forward-looking non-GAAP information to forward-looking GAAP financial information.
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WebMD®, WebMD Health®, Emdeon™, Emdeon Business Services™, Emdeon Practice Services™ and POREX® are trademarks of Emdeon Corporation or its subsidiaries.
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